                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                    )   Chapter 11
                                          )
W. R. GRACE & CO., et al.,(1)             )   Case No. 01-01139 (JKF)
                                          )
                   Debtors.               )   (Jointly Administered)

                        OBJECTION DEADLINE: OCTOBER 11, 2002 AT 4:00 P.M. (EST).
    HEARING: OCTOBER 28, 2002 AT 12:00 PM (EST) ONLY IF OBJECTIONS ARE RECEIVED.

          MOTION FOR THE ENTRY OF AN ORDER AUTHORIZING THE DEBTORS TO
           ENTER INTO A SETTLEMENT AGREEMENT WITH THE INTERNAL REVENUE
          SERVICE IN CONNECTION WITH INTEREST DEDUCTIONS CLAIMED WITH
                    RESPECT TO CORPORATE OWNED LIFE INSURANCE

         The above-captioned debtors and debtors in possession (collectively, the "Debtors"), by their undersigned counsel, respectfully move this Court (the "Motion") for the entry of an order authorizing the Debtors to enter a settlement agreement with the Internal Revenue Service ("IRS") in connection with interest deductions claimed with respect to corporate owned life insurance. In support thereof, the Debtors respectfully submit as follows:

----------------
        (1) The Debtors consist of the following 62 entities: W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.), W. R. Grace & Co. Conn., A-1 Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food `N Fun Company, Darex Puerto Rico, Inc., Del Taco Restaurants, Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five Alewife Boston Ltd., GC Limited Partners I, Inc., (f/k/a Grace Cocoa Limited Partners I, Inc.), GC Management, Inc. (f/k/a Grace Cocoa Management, Inc.), GEC Management Corporation, GN Holdings, Inc. GPC Thomasville Corp., Gloucester New Communities Company, Inc., Grace A-B Inc., Grace A-B II Inc., Grace Chemical Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H-G Inc., Grace H-G II Inc., Grace Hotel Services Corporation, Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R. Grace Capital Corporation., W. R. Grace Land Corporation, Gracoal, Inc., Gracoal II, Inc., Guanica-Caribe Land Development Corporation, Hanover Square Corporation, Homco International, Inc., Kootenai Development Company, L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor-BNA Holdings Corporation), MRA Intermedco, Inc. (F/k/a Nestor-BNA, Inc.), MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal Company.

                                  JURISDICTION

         1. This Court has jurisdiction of this matter pursuant to 28 U.S.C.ss.ss.157 and 1334. This proceeding is a core proceeding pursuant to 28 U.S.C.ss.157(b)(2). Venue of this motion is proper under 28 U.S.C.ss.1408.

         2. The predicate for the relief requested herein is Fed. R. Bankr. P.9019.


                                   BACKGROUND

         3. On April 2, 2001, the Debtors filed their voluntary petitions for relief (collectively, the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code (as amended, the "Bankruptcy Code"). The Chapter 11 Cases have been consolidated for administrative purposes only, and pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continue to operate their businesses and manage their properties as debtors in possession.


(a)      THE COLI DISPUTE

         4. In 1988 and 1990, Grace purchased corporate-owned life insurance ("COLI") policies from Mutual Benefit Life Insurance Company ("MBL") insuring an aggregate of 10,000 employees and former employees.(2) MBL's COLI business, including Grace's COLI policies, was subsequently acquired by Hartford Life Insurance Company. Grace was one of many Fortune 500 companies that acquired broad-based COLI programs created by the insurance industry in the mid-1980s as a vehicle to fund long-term employee post retirement health obligations. The Debtors continue to be the owner and beneficiary of the COLI policies.

----------------------

      (2) The term "Grace" refers to all members of the consolidated groups of corporations (including the Debtors) that filed consolidated tax returns during the taxable years at issue (1989 through December 31, 1998). As discussed more fully in this Motion, Grace included other entities now unrelated to the Debtors, Fresenius National Medical Care Holdings, Inc., (and certain of its subsidiaries) and Sealed Air Corporation (and its subsidiary, Cryovac, Inc.) in most of the taxable years at issue.

         5. Grace has paid in full all premiums for its COLI policies utilizing, in part, loans secured by the COLI policies (the "Policy Loans"). The Policy Loans currently have a remaining loan balance of approximately $350 million, with interest calculated annually based upon a Moody's Corporate Bond Index.

         6. Commencing with the taxable year ending on December 31, 1989, through the taxable year ending December 31, 1998, Grace claimed on the federal consolidated income tax returns for each of those years deductions of the interest accruing on the Policy Loans (the "COLI Interest Deductions"), which totaled approximately $252.4 million for all of the taxable years at issue. Grace did not claim any COLI interest deductions for any taxable years commencing after December 31, 1998, because federal legislation enacted in 1996 prohibited such deductions.

         7. Since the mid-1990s, the IRS has been challenging the right of taxpayers (including Grace) to claim interest deductions on loans secured by COLI policies. In 1997, the IRS disallowed the COLI Interest Deductions (approximately $81.5 million) claimed during the 1990 - 1992 taxable years. This resulted in an assessment of approximately $21.2 million in tax and interest. Grace paid that amount to the IRS in July 2000 and subsequently filed a refund claim for the amount paid. The matter is currently pending before the IRS Office of Appeals.

         8. In July 2002, the IRS challenged approximately $116.5 million of COLI Interest Deductions claimed with respect to the 1993 - 1996 taxable years. Grace both protested this issue and requested that the IRS Office of Appeals consider the COLI Interest Deductions issue in its entirety for the taxable years 1989 - 1998 (i.e., approximately $252.4 million of deductions) for possible settlement alternatives. The IRS Office of Appeals granted this request.

(b)     THE 80/20 SETTLEMENT PROPOSAL

         9. The Debtors have received copies of letters prepared by Ms. Joanne Miller, the IRS Appeals Officer, and by Mr. Neil S. Regberg, IRS Appeals Coordinator (COLI), recommending that the Grace COLI Interest Deductions be settled in the following manner: The government would concede 20% of the aggregate amount of the COLI Interest Deductions and Grace would owe an amount of federal income tax and interest on the remaining 80% of the aggregate COLI Interest Deductions (the "80/20 Settlement Proposal"). A copy of Mr. Regberg's letter is attached hereto as Exhibit A and a copy of Ms. Miller's letter is attached hereto as Exhibit B.

         10. Discussions are ongoing between the Debtors and the IRS concerning the federal income tax consequences of terminating the COLI policies. Any settlement with respect to this issue will be the subject of a subsequent motion.


(c) RECENT DEVELOPMENTS IN COLI LITIGATION CREATE A RISK THAT THE IRS WILL WITHDRAW THE 80/20 SETTLEMENT PROPOSAL IN THE NEAR FUTURE

         11. The Debtors believe that the terms of the 80/20 Settlement Proposal are in the best interests of their estates and their creditors. Although the Debtors continue to believe in the merits of their case, the IRS has successfully challenged interest deductions claimed by other corporations with respect to broad-based COLI policies in all of the three litigated cases to date. In re CM Holdings, Inc., 254 B.R. 578 (D. Del. 2000), aff'd, -- F.3d --, 2002 WL 1885201 (3rd Cir. 2002); Winn-Dixie Stores, Inc. and Subsidiaries v. Commissioner of Internal Revenue, 113 T.C. 254 (1999), aff'd, 254 F.3d 1313 (11th Cir. 2001); reh'rg en banc denied, 275 F.3d 49 (11th Cir. 2001); writ of cert. denied, 122 S. Ct. 1537 (2002). American Electrical Power, Inc. v. United States, 136 F. Supp. 2d 762 (S.D. Ohio 2001) (currently on appeal to the Court of Appeals for the Sixth Circuit). A fourth case, The Dow Chemical Company v. United States of

America, Case No. CV-10331 (BC) (E.D. Mich. September 5, 2000), is currently pending before the United States District Court for the Eastern District of Michigan, Northern Division.

         12. The IRS has informed Grace that it is considering withdrawing settlement offers due to its recent success in the Third Circuit CM Holdings case. Furthermore, the Debtors' special tax counsel, Steptoe & Johnson ("S&J"), has advised them that the risk of withdrawal likely will increase if the IRS succeeds in the Dow Chemical case.

         13. In other, related developments, on July 10, 2002, the IRS Chief Counsel, B. John Williams Jr., issued a statement that IRS COLI settlements currently being offered are "generous in light of the government's court victories". See Tax Notes Today, 2002 TNT 132-H. And a recent article in the Wall Street Journal, September 17, 2002, (page A-2) criticized the IRS for seeking quick settlements in certain disputed COLI interest deduction cases and suggested that the IRS instead should be getting 100 cents on the dollar.

         14. The potential imposition of penalties and additional interest on the Debtors with respect to the COLI Interest Deductions is also a concern because it would significantly increase the Debtors' potential tax liability. See e.g., 26 U.S.C. ss. 6662(a). Although the IRS has not, to date, asserted any such penalties against the Debtors, S&J has advised them that the IRS has begun to assert such penalties against other taxpayers with similar COLI interest deduction issues.

(d)      POTENTIAL TAX CONSEQUENCES OF THE 80/20 SETTLEMENT PROPOSAL

         15. Outlined below is an estimate of the tax impact of the 80/20 Settlement Proposal. These amounts may be subject to change due to the effect of other IRS adjustments during the relevant taxable years.

  ----------------------------------------------------------------------------
       COMPARISON OF CURRENT ESTIMATED EXPOSURE TO FEDERAL INCOME TAX AND
             INTEREST WITH AND WITHOUT THE 80/20 SETTLEMENT PROPOSAL
  ----------------------------------------------------------------------------
     ($ MILLIONS)                     WITHOUT SETTLEMENT      WITH SETTLEMENT
  ----------------------------------------------------------------------------

       Federal Income Tax                    74.6                   62.6(1)

       Interest                              74.8                   62.8
  ----------------------------------------------------------------------------

       Total                                149.4                  125.4

       Tax Payment ('90-'92)                (21.2)                 (21.2)
  ----------------------------------------------------------------------------

       Estimated Federal Income Tax and     128.2                  104.2(2)
       Interest Owed                        =====                  =====


  ----------------------------------------------------------------------------
       (1)  Includes impact of settlement on foreign tax credits.

       (2) In addition, the state tax effect is approximated at $20 million (including interest through 12/31/02). State taxes will be settled over time with each individual taxing entity. The exposure for state taxes unreduced by the settlement would be approximately $25 million (including interest).

  ----------------------------------------------------------------------------

         16. The IRS has advised the Debtors that its demand for payment of the additional amount of tax owed pursuant to the 80/20 Settlement Proposal generally will be made only after all other non-COLI issues relevant to a particular tax period have been resolved. Grace is currently at the IRS Appeals level with respect to the 1993 - 1996 taxable years and a refund claim related to the COLI Interest Deductions for taxable years 1990 - 1992. As there are numerous non-COLI tax issues involved in the 1993 - 1996 audit period, the Debtors do not anticipate that the IRS Office of Appeals review will be completed prior to the end of 2002.

         17. The IRS has not yet initiated its federal income tax audit for the 1997 and 1998 taxable years. Based upon the foregoing, the Debtors will not be able to determine the final tax exposure amount arising from the 80/20 Settlement Proposal for any of the taxable years at issue for a considerable period. Indeed, those amounts may not finally be known for the 1997 and 1998 taxable years for several years.

(c)   OTHER ISSUES

         18. Treasury regulations permit the IRS to seek payment of federal income tax and interest owed by a consolidated group from any entity that joined in the filing of a consolidated return for the taxable year at issue. See Treas. Reg. ss. 1.1502-6(a). The IRS may seek payment from the Debtors of federal income tax and interest owed as a result of the 80/20 Settlement Proposal. The IRS has already filed proofs of claim in respect of the taxable years at issue. In addition, the IRS may seek payment of a substantial portion of such tax and interest from Fresenius National Medical Care Holdings, Inc., (or certain of its subsidiaries) (collectively, "Fresenius") and Sealed Air Corporation (or its subsidiary, Cryovac, Inc.) (collectively, "Sealed Air"), which are unrelated entities, because they were members of the Debtors' consolidated group for federal income tax purposes during many of the taxable years at issue. Fresenius and Sealed Air ceased to be members of the Debtors' consolidated group as a result of two transactions as described below.

         19. For the 1989 taxable year through September 28, 1996, the common parent of the Grace federal consolidated group was W. R. Grace & Co. (taxpayer identification number 13-3461988, "Grace Parent #1"). As part of a separation of Grace's worldwide healthcare business from Grace's other operations ("Reorganization #1"), Grace Parent #1 changed its name to Fresenius National Medical Care Holdings, Inc., as of September 29, 1996, and ceased to be the common parent corporation of the Grace historical businesses. Therefore, for taxable years 1989 through the taxable year ending on September 28, 1996, Fresenius is severally liable with the Debtors for any additional amounts of federal income tax owed.

         20. In Reorganization #1, Fresenius and the Debtors entered into a Tax Sharing and Indemnification Agreement ("TSIA #1"), dated September 27, 1996. TSIA #1 provides for the allocation between Fresenius and the Debtors of all responsibilities, liabilities and benefits relating to or affecting Taxes (as defined in TSIA #1) paid or payable by either of them for all periods, whether beginning before, on or after the date of Reorganization #1. Under TSIA #1, Fresenius has certain rights to seek indemnification from the Debtors for this matter if the IRS should seek to recover payment from Fresenius.

         21. From September 29, 1996, through the taxable year ending March 31, 1998, the common parent of the Grace federal tax consolidated group was W.
R. Grace & Co. (taxpayer identification number 65-0654331, "Grace Parent #2"). As part of a separation of Grace's worldwide packaging business from Grace's other operations ("Reorganization #2"), Grace Parent #2 changed its name to Sealed Air Corporation as of April 1, 1998, and ceased to be the common parent corporation of Grace's historical businesses. In addition, Cryovac, Inc., a Sealed Air subsidiary, was a member of the Grace consolidated group beginning in the early 1980s. Therefore, Sealed Air is severally liable with the Debtors for any additional amounts of federal income tax owed for all the taxable years at issue through March 31, 1998.

         22. In Reorganization #2, Sealed Air and the Debtors entered into a Tax Sharing and Indemnification Agreement ("TSIA #2"), dated as of March 30, 1998. TSIA #2 provides for the allocation between Sealed Air and the Debtors of all responsibilities, liabilities and benefits relating to or affecting Taxes (as defined in TSIA #2) paid or payable by either of them for all taxable periods, whether beginning before, on or after the date of Reorganization #2. Under TSIA #2, Sealed Air has certain rights to seek indemnification from the Debtors for this matter if the IRS should seek to recover payment from Sealed Air.

         23. From April 1, 1998, to the present time, the common parent of the Debtors' federal tax consolidated group is W. R. Grace & Co. (taxpayer identification number 65-0773649), one of the Debtors.

         24. The Debtors have consulted with both Fresenius and Sealed Air about the 80/20 Settlement Proposal. They both have indicated that they would like to proceed to implement a final settlement agreement with the IRS that incorporates the 80/20 Settlement Proposal.


                                RELIEF REQUESTED

         25. By this Motion, the Debtors seek authority to enter into the 80/20 Settlement Proposal, as defined above, with the IRS.


                                BASIS FOR RELIEF

         26. The Debtors respectfully submit that entering into the 80/20 Settlement Proposal is in the best interests of their estates and their creditors and should be approved by the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019, which authorizes this Court to approve a compromise settlement entered into by a debtor. The decision whether to accept or reject a compromise lies within the sound discretion of the Bankruptcy Court. In re Neshaminy Office Bldg. Assocs., 62 B.R. 798, 803 (E.D. Pa. 1986). Approval of a compromise settlement is appropriate if it is in the "best interests of the estate." Id.


         27. In determining whether a compromise settlement is in the best interests of a debtor's estate, courts in the Third Circuit have considered the following four factors:

    o  the probability of success in the litigation;

    o  the difficulties, if any, to be encountered in the matter of collection;

    o the complexity of the litigation involved and the expense, inconvenience and delay necessarily attending it; and

    o  the paramount interest of the creditors.

Id.; see also In re Pennsylvania Truck Lines, Inc., 150 B.R. 595, 598 (E.D. Pa.
1992), aff'd, 8 F.3d 812 (3d Cir. 1993); In re Grant Broadcasting of Philadelphia, Inc., 71 B.R. 390, 395 (Bankr. E.D. Pa. 1987).

         28. The settlement need not be the best that the debtor could have achieved, but only must fall "within the reasonable range of litigation possibilities." In re Penn Central Transp. Co., 596 F.2d 1102, 1114 (3d Cir.
1979). In making its determination, a court should not substitute its own judgment for that of the debtor. Neshaminy Office, 62 B.R. at 803. Moreover, it is not necessary for the court to conduct a "mini trial" of the facts or the merits underlying the dispute. Grant Broadcasting, 71 B.R. at 396; see also In re A & C Properties, 784 F.2d 1377, 1384 (9th Cir.), cert. denied, 479 U.S. 854
(1986). Rather, the court need only consider those facts that are necessary to enable it to evaluate the settlement and to make an informed and independent judgment about the settlement. Penn Central, 596 F.2d at 1114; see also In re Energy Cooperative, Inc., 886 F.2d 921, 924-25 (7th Cir. 1989).


THE 80/20 SETTLEMENT PROPOSAL SHOULD BE APPROVED

         29. The Debtors continue to believe in the merits of their case regarding the COLI Interest Deductions tax controversy. Nonetheless, they recognize the potential cost of litigation and the risk of not prevailing in light of recent court decisions involving similarly situated taxpayers. Therefore, the Debtors' management, in consultation with S&J, have determined that entering into the 80/20 Settlement Proposal at this time is in the best interests of their estates and their creditors for several reasons.

         30. First, the 80/20 Settlement Proposal will most likely minimize the amount of any additional federal income tax and interest owed as a result of the challenge by the IRS to the COLI Interest Deductions. Second, entering into the 80/20 Settlement Proposal will help decrease the risk that the IRS will seek to impose penalties and interest thereon. Third, the Debtors believe that they should enter into the 80/20 Settlement Proposal now because they believe that there is a substantial risk that the 80/20 Settlement Proposal will not be available to them in the future.

         31. If the IRS were to withdraw its settlement offer, the amount of federal income tax owed by Grace for the taxable years at issue could exceed the settlement offer by as much as $24 million. Therefore, in order to avoid this potential risk, the Debtors are filing this Motion now instead of waiting until all tax issues (COLI and non-COLI) relating to the taxable years at issue have been resolved.


                                     NOTICE

         32. Notice of this Motion has been given to (i) the Office of the United States Trustee, (ii) counsel to the debtor-in-possession lenders, (iii) counsel to each official committee appointed by the United States Trustee and
(iv) those parties that requested papers under Fed. R. Bankr. P. 2002.


                                NO PRIOR REQUEST

         33. No prior motion for the relief requested herein has been made to this or any other Court. The Debtors submit that no further notice or a hearing is necessary for this Court to enter an order granting the relief requested by this Motion.

         WHEREFORE, the Debtors respectfully request that the Court (i) authorize the Debtors to enter into the 80/20 Settlement Proposal, as defined above, with the IRS and (ii) grant such other and further relief as the Court deems just and proper.

Wilmington, Delaware                  Respectfully submitted,
Dated:  September 23, 2002
                                      KIRKLAND & ELLIS
                                      James H.M. Sprayregen
                                      James W. Kapp III
                                      Roger J. Higgins
                                      200 East Randolph Drive
                                      Chicago, Illinois 60601
                                      (312) 861-2000

                                      and

                                      PACHULSKI, STANG, ZIEHL, YOUNG & JONES PC

                                      /s/ Scotta E. McFarland
                                      -----------------------
                                      Laura Davis Jones (#2436)
                                      Scotta E. McFarland (#4184)
                                      919 North Market Street, 16th Floor
                                      P.O. Box 8705
                                      Wilmington, Delaware 19899-8705 (Courier
                                      19801)
                                      (302) 652-4100

                                      Co-Counsel for the Debtors and Debtors in Possession

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                   )    Chapter 11
                                         )
W. R. GRACE & CO., et al.,(1)            )    Case No. 01-01139 (JKF)
                                         )
                     Debtors.            )    (Jointly Administered)

            ORDER AUTHORIZING THE DEBTORS TO ENTER INTO A SETTLEMENT
         AGREEMENT WITH THE INTERNAL REVENUE SERVICE IN CONNECTION WITH
           INTEREST DEDUCTIONS CLAIMED WITH RESPECT TO CORPORATE OWNED
                                 LIFE INSURANCE

         Upon the motion (the "Motion")(2) of the above captioned debtors and debtors in possession (collectively, the "Debtors") for entry of an order authorizing the Debtors to enter a settlement agreement with the Internal Revenue Service ("IRS") in connection with interest deductions claimed with respect to corporate owned life insurance; and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334; and it appearing

--------------------

     (1) The Debtors consist of the following 62 entities: W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.), W. R. Grace & Co. Conn., A-1 Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food `N Fun Company, Darex Puerto Rico, Inc., Del Taco Restaurants, Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five Alewife Boston Ltd., GC Limited Partners I, Inc., (f/k/a Grace Cocoa Limited Partners I, Inc.), GC Management, Inc. (f/k/a Grace Cocoa Management, Inc.), GEC Management Corporation, GN Holdings, Inc. GPC Thomasville Corp., Gloucester New Communities Company, Inc., Grace A-B Inc., Grace A-B II Inc., Grace Chemical Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H-G Inc., Grace H-G II Inc., Grace Hotel Services Corporation, Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R. Grace Capital Corporation., W. R. Grace Land Corporation, Gracoal, Inc., Gracoal II, Inc., Guanica-Caribe Land Development Corporation, Hanover Square Corporation, Homco International, Inc., Kootenai Development Company, L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor-BNA Holdings Corporation), MRA Intermedco, Inc. (F/k/a Nestor-BNA, Inc.), MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal Company.

     (2) Capitalized terms not defined herein shall have the meaning ascribed to them in the Motion.

that this proceeding is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2); and it appearing that venue of this proceeding and this Motion is proper in this district pursuant to 28 U.S.C. ss.ss. 1408 and 1409; and due and proper notice of the Motion having been given; and after due deliberation and it appearing that sufficient cause exists for granting the requested relief and that the relief requested under the Motion is in the best interests of the Debtors' estates and creditors; it is hereby

         ORDERED that the Motion is granted in its entirety; and it is further

         ORDERED that the Debtors are authorized to enter into the 80/20 Settlement Proposal, which is defined as follows: the government would concede 20% of the aggregate amount of the COLI Interest Deductions and Grace would owe an amount of federal income tax and interest on the remaining 80% of the aggregate COLI Interest Deductions; and it is further

         ORDERED that the Court shall retain jurisdiction to hear and determine all matters arising from or relating to this Order.


Dated: _________________________, 2002



                                              -------------------------------
                                              The Honorable Judith K. Fitzgerald
                                              United States Bankruptcy Judge

                                                                       EXHIBIT A

INTERNAL REVENUE SERVICE

MEMORANDUM


DATE:   September 19, 2002

  TO:   Joanne D. Miller, Appeals Officer

FROM:   Neil S. Regberg, Appeals Officer and ACI Coordinator for COLI

        ------------------------------------------------------------------------

SUBJECT: Fresenius Medical Care Holdings, Inc. (W.R. Grace & Co. Affiliated
         Group)


You recommend that we settle the COLI issue pertaining to the W.R. Grace & Co. Affiliated Group by having the government concede 20% of the aggregate interest deduction claimed by the taxpayer on loans secured by COLI policies for all taxable periods prior to January 1, 1999, in accordance with the policy of the Appeals LBS Director. Notwithstanding the preceding sentence, the 20% limitation shall be applied to the reduced amount of interest otherwise deductible as described in P.L. 104-191 Section 501 as amended by P.L. 105-34, P.L. 105-206 and P.L. 105-277.

You also recommend that the taxpayer and the IRS sign a closing agreement in which the parties agree that no amount disallowed as an interest deduction, whether by reason of this closing agreement or any provision of the Internal Revenue Code, shall be allowable as a deduction under any provision of the Internal Revenue Code; nor shall that amount be allowed as an adjustment to the taxpayers' investment in the contract for purposes of section 72 of the Internal Revenue Code; nor shall any portion of the interest paid or accrued be allowed as an increase in the taxpayer's basis in these contracts or in any other asset in any year under any provision of the Internal Revenue Code.

You also note that discussions are ongoing with the taxpayer concerning its possible termination of the COLI policies and that the terms of such termination may become a part of the final closing agreement.

While I cannot make any recommendation at this time concerning the resolution of any issues that may result from plan termination, I concur that your recommended settlement of the COLI interest deduction issue in this case is in accordance with Appeals' policy as set forth by the Director, Appeals LBS.

I understand that your Appeals Team Case Leader does not plan to sign the closing agreement until after the Joint Committee on Taxation of the U.S. Congress has had the opportunity to review the settlement.



                                              /s/ Neil S. Regberg
                                              --------------------------
                                                  Neil S. Regberg

                                                                       EXHIBIT B


INTERNAL REVENUE SERVICE

MEMORANDUM


DATE:   September 19, 2002

  TO:   Neil S. Regberg, Appeals Officer and ACI Coordinator for COLI

FROM:   Joanne D. Miller, Appeals Officer

        ------------------------------------------------------------------------

SUBJECT: Fresenius Medical Care Holdings, Inc. (W.R. Grace & Co. Affiliated
         Group)


I recommend that Appeals settle the COLI issue pertaining to the W.R. Grace & Co. Affiliated Group by having the government concede 20% of the aggregate interest deduction claimed by the taxpayer on loans secured by COLI policies for all taxable periods prior to January 1, 1999, in accordance with the policy of the Appeals LBS Director. Notwithstanding the preceding sentence, the 20% limitation shall be applied to the reduced amount of interest otherwise deductible as described in P.L. 104-191 Section 501 as amended by P.L. 105-34, P.L. 105-206 and P.L. 105-277.

I also recommend that the taxpayer and the IRS sign a closing agreement in which the parties agree that no amount disallowed as an interest deduction, whether by reason of this closing agreement or any provision of the Internal Revenue Code, shall be allowable as a deduction under any provision of the Internal Revenue Code; nor shall that amount be allowed as an adjustment to the taxpayer's investment in the contract for purposes of section 72 of the Internal Revenue Code; nor shall any portion of the interest paid or accrued be allowed as an increase in the taxpayer's basis in these contracts or in any other asset in any year under any provision of the Internal Revenue Code.

I believe that my recommended settlement of the COLI interest deduction issue in this case is in accordance with Appeals' policy as set forth by the Director, Appeals LBS.

It should be noted that discussions are ongoing with the taxpayer concerning its possible termination of the COLI policies and it is possible that the terms of such termination may become a part of the final closing agreement. At this time, however, I am unable to make any recommendation concerning the resolution of any issues that may result from plan termination.

Because this case is subject to review of the Joint Committee on Taxation of the U.S. Congress, the Appeals Team Case Leader does not plan to sign the closing agreement until after the Joint Committee on Taxation of the U.S. Congress has had the opportunity to review the settlement.



                                              /s/ Joanne D. Miller
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                                                  Joanne D. Miller